Exhibit 10.2

September 22, 2025

Future FinTech Group Inc.

Attn: Hu Li, Chief Executive Officer

02B-03A, 23/F, Sino Plaza

255-257 Gloucester Road

Causeway Bay, Hong Kong, 999077

RE: WAIVER LETTER

Dear Mr. Li:

Reference is made to that certain Securities Purchase Agreement by and between Future FinTech Group Inc., a Florida corporation (the “Company”), and Avondale Capital, LLC, a Utah limited liability company (“Investor”), dated July 28, 2025 (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Purchase Agreement.

Company has requested that Investor purchase the Second Pre-Paid Purchase and increase the Second Purchase Price to $1,000,000.00. Investor’s obligation to purchase the Second Pre-Paid Purchase is conditioned upon Company satisfying the Second Purchase Conditions. Company has requested, and Investor hereby agrees, to waive the Second Purchase Conditions, increase the Second Purchase Price to $1,000,000.00, and purchase Pre-Paid Purchase #2 within two (2) Trading Days of the date that Company has issued to Investor 1,445,000 Pre-Delivery Shares under the Purchase Agreement. Company also covenants and agrees to include the Pre-Delivery Shares in the Initial Registration Statement.

Very truly yours,

Avondale Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

Acknowledged and Agreed:

Future FinTech Group Inc.

By:	/s/ Hu Li
Hu Li, Chief Executive Officer